Exhibit 31.4

ENSERVCO CORPORATION

Certification of Principal Financial Officer

pursuant to Exchange Act Rules 13a-14(a) and 15d-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Mark K. Patterson, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A of Enservco Corporation; and
2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 23, 2024	/s/ Mark K. Patterson
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)